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REGENERON PHARMACEUTICALS, INC.
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777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

April 24, 2009

Dear Fellow Shareholder:

     It is my pleasure to invite you to attend the 2009 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 12, 2009 at 10:30 in the morning at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

     The Notice of Annual Meeting and proxy statement in this mailing describe the items we plan to address at the meeting. We will also present a brief report on our business and give you the opportunity to ask questions of interest to Regeneron’s shareholders.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote by completing the accompanying proxy and returning it in the enclosed prepaid envelope, or by voting through the Internet or by phone using the procedures described in the accompanying proxy statement and proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously submitted a proxy.

     I look forward to seeing you on June 12th.

Sincerely,

P. Roy Vagelos, M.D.
Chairman of the Board of Directors

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________

     The 2009 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 12, 2009, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

(1)	to elect four directors for a term of three years;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009; and

(3)	to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     The board of directors has fixed the close of business on April 14, 2009 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

As Authorized by the Board of Directors,

Stuart Kolinski
Senior Vice President, General Counsel and Secretary

April 24, 2009

     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 12, 2009: The Proxy Statement and Annual Report to Shareholders are available at https://materials.proxyvote.com/75886f.

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

April 24, 2009

_____________

PROXY STATEMENT
_____________

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

     We are providing these proxy materials to you because Regeneron’s board of directors is asking (technically called soliciting) holders of the Company’s common stock, par value $.001 per share (sometimes referred to in this proxy statement as “Common Stock”) and Class A stock, par value $.001 per share (“Class A stock”) to provide proxies to be voted at our 2009 Annual Meeting of Shareholders. The Annual Meeting is scheduled for June 12, 2009, commencing at 10:30 a.m. at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and your proxy will be used at the Annual Meeting or at any adjournment(s) or postponement(s) of the meeting. The Notice of Annual Meeting of Shareholders, this proxy statement, and the enclosed proxy card are being mailed to shareholders beginning on or about April 27, 2009.

Who is entitled to vote at the Annual Meeting?

     Only shareholders of record at the close of business on the record date, April 14, 2009, are entitled to vote at the Annual Meeting shares of common stock and/or Class A stock held on that date. As of April 14, 2009, 77,845,431 shares of common stock and 2,246,698 shares of Class A stock were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share.

What are you being asked to vote on?

     We are asking you to vote on:

  the election of four directors for a three-year term; and

  the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009.

How can you vote?

     You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. The meeting will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, NY 10591. If you are planning to attend the meeting, directions to this location are available on our website at www.regeneron.com.

     If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed in your proxy. If you sign and timely return your proxy card, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted FOR the proposal. The board of directors knows of no matter, other than those indicated above under “What are you being asked to vote on?”, to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the proxy card will use their discretion as to how to vote shares represented by duly executed and timely returned proxies.

     If you attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the Annual Meeting a “legal proxy” authorizing you to vote your “street name” shares held as of the record date.

How do you vote by proxy?

     You may vote by proxy (1) by completing, signing, dating, and returning your proxy card in the enclosed envelope, (2) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 11, 2009, or (3) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 11, 2009. If your shares are held in “street name” through a broker, bank, or other nominee, you should provide written instructions to the nominee on how to vote your shares. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

If you are a Regeneron employee or former employee, how do you vote shares in the Company Stock Fund in your 401(k) account?

     If you participate in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Capital Bank and Trust Company, the plan’s trustee, (1) by completing, signing, dating, and returning your proxy card in the enclosed envelope, (2) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 11, 2009, or (3) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 11, 2009. The trustee will vote your shares in accordance with your duly executed instructions. If you fail to sign or timely return the proxy voting instructions, whether by mail, by telephone, or over the Internet, the trustee will vote your shares as “WITHHELD” with regard to the election of directors (Proposal No. 1) and “ABSTAIN” with respect to the vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009 (Proposal No. 2).

Can you change your vote or revoke your proxy?

     Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (i) file with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the Annual Meeting. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in “street name,” you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of the shares of common stock and Class A stock having a majority of the voting power of all shares of common stock and Class A Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum. Brokers holding your shares in their name will have discretionary voting power to vote those shares with respect to the election of directors (Proposal No. 1) and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009 (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of the two proposals.

What vote is required to approve each item?

     The election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009 requires the affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Shares represented by proxies which are marked “WITHHELD” with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote on this proposal and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked “ABSTAIN” will have no effect on the outcome of the vote on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009 (Proposal No. 2) because abstentions do not constitute votes cast.

What are the board’s recommendations?

     The board of directors recommends that you vote:

  FOR election of the four nominated directors; and

  FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     According to the Company’s Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently four Class III Directors whose terms expire at the 2009 Annual Meeting, three Class I Directors whose terms expire at the 2010 Annual Meeting, and three Class II Directors whose terms expire at the 2011 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

     Biographical information is given below, as of April 14, 2009, for each nominee for Class III Director whose current term of office expires at the 2009 Annual Meeting, and for each Class I and Class II Director whose term of office will continue after the 2009 Annual Meeting. The board of directors, upon the recommendation of the Corporate Governance Committee, has nominated for election at the 2009 Annual Meeting Charles A. Baker, Michael S. Brown, M.D., Arthur F. Ryan, and George L. Sing as Class III Directors for a three-year term expiring at the 2012 Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders.

The Board Unanimously Recommends a Vote FOR the Election of Charles A. Baker, Michael S. Brown, M.D., Arthur F. Ryan, and George L. Sing as Class III Directors for a Term Expiring at the 2012 Annual Meeting.

Nominees for Class III Directors for Election at the 2009 Annual Meeting
for a Term Expiring at the 2012 Annual Meeting

Charles A. Baker

CHARLES A. BAKER, 76, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a biopharmaceutical company, a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various other pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International, and various senior executive positions at Abbott Laboratories and Pfizer Inc. Mr. Baker currently is a member of the Board of Directors of Progenics Pharmaceuticals, Inc.

Michael S. Brown, M.D.

MICHAEL S. BROWN, M.D., 68, has been a Director of the Company since June 1991. Dr. Brown holds the Distinguished Chair in Biomedical Sciences, a position he has held since 1989, is a Regental Professor of Molecular Genetics and Internal Medicine, and the Director of the Jonsson Center for Molecular Genetics at the University of Texas Southwestern Medical Center at Dallas, positions he has held since 1985. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985. Dr. Brown is a member of the National Academy of Sciences, the Institute of Medicine and Foreign Member of the Royal Society (London). Dr. Brown is a member of the Board of Directors of Pfizer Inc.

Arthur F. Ryan

ARTHUR F. RYAN, 66, has been a Director of the Company since January 2003. In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until December 2007. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990.

George L. Sing

GEORGE L. SING, 59, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Lancet Capital, a venture capital investment firm in the healthcare field. Since January 2004, Mr. Sing has served as Chief Executive Officer of Stemnion, Inc., a bio-medical company in the regenerative medicine field.

Class I Directors Continuing in Office Term Expires at the 2010 Annual Meeting

Leonard S. Schleifer, M.D., Ph.D.

LEONARD S. SCHLEIFER, M.D., Ph.D., 56, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

Eric M. Shooter, Ph.D.

ERIC M. SHOOTER, Ph.D., 84, a co-founder of the Company, has been a Director since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968 and is now a Professor Emeritus. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. Dr. Shooter is a Fellow of the Royal Society of England and a member of the National Academy of Sciences.

George D. Yancopoulos, M.D., Ph.D.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 49, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories, since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. Dr. Yancopoulos is a member of the National Academy of Sciences.

Class II Directors Continuing in Office
Term Expires at the 2011 Annual Meeting

Alfred G. Gilman, M.D., Ph.D.

ALFRED G. GILMAN, M.D., Ph.D., 67, a co-founder of the Company, has been a Director of the Company since July 1990. Dr. Gilman has served as executive vice president for academic affairs and provost of the University of Texas Southwestern Medical Center at Dallas and dean of the University of Texas Southwestern Medical School since 2005 and has held the Raymond and Ellen Willie Distinguished Chair in Molecular Neuropharmacology at the University of Texas Southwestern Medical School since 1987. Dr. Gilman is a member of the National Academy of Sciences, and he received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

Joseph L. Goldstein, M.D.

JOSEPH L. GOLDSTEIN, M.D., 68, has been a Director of the Company since June 1991. Dr. Goldstein has been a Professor of Molecular Genetics and Internal Medicine and the Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. Roy Vagelos, M.D.

P. ROY VAGELOS, M.D., 79, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., a global pharmaceutical company. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos is the Chairman of the Board of Theravance, Inc.

Procedures Relating to Nominees

     The Corporate Governance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our by-laws and the Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page.

     In considering potential candidates for the board of directors, the Corporate Governance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; and (7) such other factors as the Corporate Governance Committee may determine from time to time.

     In the case of an incumbent director whose term of office is set to expire, the Corporate Governance Committee reviews such director’s overall service to the Company during the director’s term. In the case of a new director candidate, the Corporate Governance Committee reviews whether the nominee is “independent,” based on applicable NASDAQ listing standards and applicable Securities and Exchange Commission and New York State rules and regulations, if necessary.

     The Corporate Governance Committee may employ a variety of methods for identifying and evaluating nominees for the board of directors. The Corporate Governance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance Committee.

Shareholder Communications with Directors

     The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or to a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Board Committees

     The board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, a Compensation Committee, and a Corporate Governance Committee, each of which is comprised entirely of independent directors. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page. Set forth below is a summary description of our board committees.

BOARD COMMITTEES AND MEETINGS

     We show below information on the membership, key functions, and number of meetings of each board committee during 2008. There were no changes in committee membership from 2007, except that Mr. Ryan joined the Compensation Committee as its Chairman in June 2008.

Number of
Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2008
AUDIT

George L. Sing, Chairman Charles A. Baker Arthur F. Ryan
  Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance.

  Review the overall scope and plans for the annual audit by the independent registered public accountants.

  Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

  Review and approve the Company’s periodic financial statements and the results of the year-end audit.

  Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

  Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company’s Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

  Review the independent registered public accounting firm’s recommendations concerning the Company’s financial practices and procedures.

  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  Review and approve any related person transaction.

  Prepare an annual report of the Audit Committee for inclusion in the proxy statement and annually evaluate the Audit Committee Charter.
9

COMPENSATION

Arthur F. Ryan, Chairman Charles A. Baker Joseph L. Goldstein, M.D. George L. Sing
  Evaluate the performance of the Chief Executive Officer and other executive officers of the Company and, subject to obtaining prior approval of the Chief Executive Officer’s compensation by the non-employee members of the board of directors, approve compensation for such employees.

  Approve the total compensation budget for all Company employees.

  Oversee the Company’s compensation and benefit philosophy and programs generally.

  Prepare an annual report of the Compensation Committee for inclusion in the proxy statement.

  Review and approve the Compensation Discussion and Analysis to be included in the Company’s proxy statement.
8

		Number of
		Meetings
Name of Committee and Members	Key Functions of the Committee	Held in 2008
CORPORATE GOVERNANCE

Alfred G. Gilman, M.D., Ph.D., Chairman Michael S. Brown, M.D. Arthur F. Ryan	Identify qualified individuals to become members of the board and recommend such candidates to the board. Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board. Make recommendations to the board regarding non-employee director compensation. Make recommendations to the board regarding corporate governance matters and practices.	4

TECHNOLOGY

Michael S. Brown, M.D., Chairman Alfred G. Gilman, M.D., Ph.D. Joseph L. Goldstein, M.D. Eric M. Shooter, Ph.D. P. Roy Vagelos, M.D.	Review and evaluate the Company’s research and clinical development programs, plans, and policies.	1

     The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer or our principal financial and accounting officer by posting such information on our website (www.regeneron.com) where it is accessible through the same link noted above.

     The board of directors has determined that each of the following directors is independent as defined in the listing standards of The NASDAQ Stock Market LLC: Charles A. Baker, Michael S. Brown, M.D., Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., Arthur F. Ryan, Eric M. Shooter, Ph.D., and George L. Sing.

     The board of directors has determined that each of the current members of the Audit Committee, Messrs. Baker, Ryan, and Sing, is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended, meets the required standards for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and is independent as defined for audit committee members in the listing standards of The NASDAQ Stock Market LLC.

Board Meetings and Attendance of Directors

     The board held five regular meetings and one special meeting in 2008. All directors attended more than 75% of the total number of meetings of the board and committees of the board held while they were members. The board conducts executive sessions of independent directors following each regularly scheduled board meeting. Board members are expected to attend the Company’s Annual Meeting of Shareholders absent a pressing reason, although the Company has no formal policy on the matter. All of the directors attended our 2008 Annual Meeting of Shareholders.

Compensation of Directors

     The board of directors determines the compensation of non-employee directors in conjunction with recommendations made by the Corporate Governance Committee. The Corporate Governance Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board of directors when appropriate. In determining compensation recommendations for the non-employee directors, the Corporate Governance Committee has considered the qualifications, expertise and demands of our directors and benchmarked the Company’s practices against similar companies in the biotechnology industry. The Corporate Governance Committee did not recommend any changes in compensation for non-employee directors for the fiscal year ended December 31, 2008.

     Directors who are employees receive no additional compensation for serving on our board of directors or its committees. Non-employee directors receive an annual retainer of $15,000 and a fee of $5,000 for each regular board meeting attended in person or, once a year, by telephone or videoconference. The Chairman of the Audit Committee receives an additional retainer of $5,000 per year. Each non-employee director also receives an annual committee fee of $5,000 for his service on each standing committee of the board of which he is a member. Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which may include travel, hotel, and food and entertainment expenses.

     Pursuant to the terms of our 2000 Long-Term Incentive Plan, each non-employee director receives an automatic grant of a stock option to purchase 15,000 shares of common stock on the first business day of each year, with an exercise price equal to the fair market value of a share of common stock on the date of grant. These stock options are exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years and expire ten years following the date of grant.

     Since 2002, stock options granted to non-employee directors have included a double-trigger “change of control” provision, which would cause the immediate vesting of the stock options in the event that a director’s service as a member of the board is terminated without cause within two years of a change of control of the Company. Each non-employee director would have the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code.

     On December 31, 1998, we entered into an employment agreement with the Chairman of the board of directors, Dr. Vagelos. Dr. Vagelos did not become an officer of the Company or change his title. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000. In the employment agreement, we agreed to recommend to the Compensation Committee that Dr. Vagelos be granted stock option grants for calendar years 2000 through 2003 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option award granted to an officer of the Company.

     On December 17, 2008, the Compensation Committee granted Dr. Vagelos stock options to purchase 312,500 shares of common stock, at an exercise price of $16.80 per share, the fair market value per share of our common stock on the date of grant. In making this award, the Compensation Committee took into consideration the Company’s past compensation practices and Dr. Vagelos’s active involvement in and significant contributions to the Company in 2008. The stock option award granted to Dr. Vagelos vests over four years and contains “change of control” provisions identical to the ones described above for the non-employee directors. Pursuant to the terms of Dr. Vagelos’s employment agreement, if he dies or is disabled during the term of his employment, all stock options granted to him by the Company will immediately become vested and exercisable.

     The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2008 in accordance with the policies, plans, and employment agreement described above:

DIRECTOR COMPENSATION

					Change in
	Fees				pension value
	earned		Option	Non-equity	and nonqualified
	or paid	Stock	awards	incentive plan	deferred	All other
	in cash	awards	($)	compensation	compensation	compensation	Total
Name	($)	($)	(1) (2)	($)	earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Charles A. Baker	50,000	—	237,260	—	—	—	287,260
Michael S. Brown, M.D.	45,000	—	237,260	—	—	—	282,260
Alfred G. Gilman, M.D., Ph.D.	50,000	—	237,260	—	—	—	287,260
Joseph L. Goldstein, M.D.	50,000	—	237,260	—	—	—	287,260
Arthur F. Ryan	50,000	—	237,260	—	—	—	287,260
Eric M. Shooter, Ph.D.	45,000	—	237,260	—	—	—	282,260
George L. Sing	55,000	—	237,260	—	—	—	292,260
P. Roy Vagelos, M.D.	—	—	3,940,861	—	—	100,000 (3)	4,940,861

____________________

(1)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) of option awards pursuant to the Company’s 2000 Long-Term Incentive Plan and thus include amounts recognized for option awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, but do not include estimates of forfeitures.

(2)	At December 31, 2008, the listed directors had the following stock option awards outstanding: Mr. Baker: 145,000, Dr. Brown: 140,000, Dr. Gilman: 145,000, Dr. Goldstein: 135,000, Mr. Ryan: 100,000, Dr. Shooter: 120,000, Mr. Sing: 135,000, and Dr. Vagelos: 2,937,500.

(3)	Amount reflects the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos.

EXECUTIVE OFFICERS OF THE COMPANY

     All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company’s executive officers are set forth below. Except as identified below, there are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

     LEONARD S. SCHLEIFER, M.D., Ph.D., 56, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

     GEORGE D. YANCOPOULOS, M.D., Ph.D., 49, has been Executive Vice President, Chief Scientific Officer and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University. Dr. Yancopoulos is a member of the National Academy of Sciences.

     PETER G. DWORKIN, 56, has been Vice President, Investor Relations and Communications since January 2009. Prior to joining the Company, Mr. Dworkin was Vice President, Investor Relations and Corporate Communications of Applera Corporation, a life sciences company, a position he held since 2003. Previously, he was Vice President, Investor Relations of Applera from 2001 to 2003 and Director, Investor Relations of Applera’s Applied Biosystems Group from 1999 to 2001. Mr. Dworkin managed investor relations and corporate communications for Matrix Pharmaceutical, Inc. from 1996 to 1999 and for Protein Design Labs, Inc. from 1992 to 1996. Previously, he was a business journalist with Fortune magazine, the San Francisco Chronicle, and U.S. News & World Report magazine. He received his M.B.A. from the University of California at Berkeley’s Haas School of Business.

     MURRAY A. GOLDBERG, 64, has been Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Assistant Secretary since December 2000. Prior to that date, he was Vice President, Finance and Administration, Chief Financial Officer, and Treasurer, positions he held since March 1995, and Assistant Secretary, a position he held since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc., a biotechnology company, from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company, a diversified industrial company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.Sc. in Economics from the London School of Economics.

     STUART A. KOLINSKI, 43, has been Senior Vice President, General Counsel and Secretary since January 2007. Prior to that date, he served as Vice President, General Counsel and Secretary, a position he held since September 2000. Prior to joining the Company, Mr. Kolinski was an Assistant General Counsel at Warner-Lambert Company, a global pharmaceutical company. Mr. Kolinski was employed by Warner-Lambert Company from September 1994 until August 2000. Prior to joining Warner-Lambert Company, Mr. Kolinski was an associate with the law firm of Simpson Thacher & Bartlett LLP. Mr. Kolinski received his J.D. from New York University School of Law.

     DOUGLAS S. McCORKLE, 52, has been Vice President, Controller and Assistant Treasurer since 2007. Prior to that date, he served as Controller and Assistant Treasurer since 1998. Prior to joining the Company, Mr. McCorkle was Controller of Intergen Company, a manufacturer of biopharmaceutical products, a position he held since 1997. From 1990 to 1996, Mr. McCorkle was employed with Coopers & Lybrand L.L.P. as a Business Assurance team member of the firm’s “middle market” practice, where he served in various positions including Audit Manager from 1995 to 1996. Mr. McCorkle is a Certified Public Accountant in the State of New York.

     PETER POWCHIK, M.D., 52, has been Senior Vice President, Clinical Development since joining the Company in October 2006. Prior to joining the Company, Dr. Powchik was employed at several pharmaceutical companies, serving as Senior Vice President and Chief Medical Officer of Chugai Pharma USA, a position he held from May 2005 until October 2006. From April 2001 until May 2005, he held various senior clinical development positions at Novartis Pharmaceuticals Corporation, most recently as Vice President, US Clinical Development and Medical Affairs. Dr. Powchik held various clinical development positions with Sepracor Inc. and Pfizer, Inc. from October 1996 to April 2001. Dr. Powchik received his M.D. from New York University School of Medicine.

     WILLIAM G. ROBERTS, M.D., 51, has been Vice President, Regulatory Development and Clinical Safety since June 2007. Prior to that date, he served as Vice President, Regulatory Development, a position he held since May 1999. From 1993 until joining the Company, Dr. Roberts was employed by Merck & Co., Inc., a global pharmaceutical company, as an Associate Director, Gastroenterology Clinical Research and, subsequently, Director, Regulatory Affairs. He received his M.D. from the Columbia University College of Physicians & Surgeons. Dr. Roberts is a son-in-law of our Chairman, Dr. Vagelos.

     NEIL STAHL, Ph.D., 52, has been Senior Vice President, Research and Development Sciences since January 2007. Prior to that date, he served as Senior Vice President, Preclinical Development and Biomolecular Sciences, a position he held since December 2000. Prior to that date, he was Vice President, Preclinical Development and Biomolecular Sciences, a position he held since January 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

     ROBERT J. TERIFAY, 49, has been Senior Vice President, Commercial since joining the Company in February 2007. Prior to joining the Company, Mr. Terifay was employed at several biopharmaceutical companies. From January to October 2006, Mr. Terifay served as President and Chief Operating Officer of Arginox Pharmaceuticals. Prior to Arginox, Mr. Terifay was Senior Vice President, Business Operations at Synta Pharmaceuticals from March to December 2005. From February 2002 until March 2005, he held various senior commercial and marketing positions at Millennium Pharmaceuticals, Inc., most recently as Senior Vice President, Oncology Commercial. Mr. Terifay was Vice President Marketing at Cor Therapeutics, Inc. from 1996 until its acquisition by Millennium Pharmaceuticals, Inc. in February 2002. Mr. Terifay was Executive Vice President of Strategic Services at Saatchi & Saatchi, an advertising firm, from 1993 to 1996. From 1985 to 1993, he held various commercial and marketing positions at G.D. Searle & Company. Mr. Terifay received a Master of Management degree in Marketing and Health Service Management from the J.L. Kellogg Graduate School of Management, Northwestern University.

     DANIEL P. VAN PLEW, 36, has been Senior Vice President and General Manager, Industrial Operations and Product Supply since April 2008. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in July 2007. From 2006 until July 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received a Master of Science degree in Chemistry from The Pennsylvania State University and a Masters of Business Administration from Michigan State University.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 14, 2009, the number of shares of the Company’s Class A stock and common stock beneficially owned by each of the Company’s directors, each of the Named Officers referred to under “Executive Compensation,” and all directors and executive officers as a group, based upon information obtained from such persons, and the percentage that such shares represent of the number of shares of outstanding common stock and Class A stock, respectively.

     The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,246,698 shares of Class A stock and 77,845,431 shares of common stock outstanding as of April 14, 2009, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage of common stock shown assumes the conversion on April 14, 2009 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options held by that person (and by directors and executive officers as a group) that are currently exercisable or exercisable within sixty days after April 14, 2009 were deemed to be outstanding. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

Management and Directors Stock Ownership Table as of April 14, 2009

	Shares of Class A Stock			Shares of Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent			Percent
Name of Beneficial Owner	Number		of Class	Number (2)		of Class
Leonard S. Schleifer, M.D., Ph.D.	1,740,065	(3)	77.4%	3,567,586	(8)	4.4%
P. Roy Vagelos, M.D.	0		*	3,456,183	(9)	4.3%
Charles A. Baker	62,384	(4)	2.8%	182,974	(10)	*
Michael S. Brown, M.D.	38,049	(5)	1.7%	170,049	(10)	*
Alfred G. Gilman, M.D., Ph.D.	68,237		3.0%	209,712	(10)	*
Joseph L. Goldstein, M.D.	49,000		2.2%	169,000	(10)	*
Arthur F. Ryan	0		*	85,000	(12)	*
Eric M. Shooter, Ph.D.	76,911	(6)	3.4%	181,911	(11)	*
George L. Sing	0		*	232,772	(10)	*
George D. Yancopoulos, M.D., Ph.D.	42,750	(7)	1.9%	1,969,679	(13)	2.5%
Murray A. Goldberg	0		*	360,146	(14)	*
Neil Stahl, Ph.D.	0		*	354,989	(15)	*
Robert Terifay	0		*	60,691	(16)	*
All Directors and Executive Officers as a
Group (19 persons)	2,077,396		92.5%	11,614,129	(17)	13.3%

____________________

*	Represents less than 1%

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2)	For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).

(3)	Includes 29,275 shares of Class A stock held for the benefit of a son of Dr. Schleifer’s.

(4)	All shares of Class A stock are held by a limited partnership, of which Mr. Baker is a general partner.

(5)	Includes 2,700 shares of Class A stock held in trust for the benefit of Dr. Brown’s daughter, of which Dr. Brown is a trustee.

(6)	All shares of Class A stock are held in trust for the benefit of Dr. Shooter’s children (the Shooter Family Trust), of which Dr. Shooter is a trustee.

(7)	Includes 19,383 shares of Class A stock held in trust for the benefit of Dr. Yancopoulos’s children (of which Dr. Yancopoulos is a trustee) and excludes 205 shares of Class A stock held by Dr. Yancopoulos’s wife. Dr. Yancopoulos disclaims beneficial ownership of the shares of Class A stock held by his wife.

(8)	Includes 1,722,354 shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009 and 4,720 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 900 shares of common stock held for the benefit of a son of Dr. Schleifer’s.

(9)	Includes 2,156,250 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009 and 1,980 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 273,102 shares of common stock held in a charitable lead annuity trust, and 114,309 shares of common stock held in a separate grantor retained annuity trust, of which Dr. Vagelos is the trustee. Includes 203,199 shares of common stock held by the Marianthi Foundation, and 396,476 shares of common stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.

(10)	Includes 120,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009.

(11)	Includes 105,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009.

(12)	All shares of common stock beneficially owned represent shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009.

(13)	Includes 1,334,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009, a grant of 500,000 shares of restricted stock which was granted on December 17, 2007 and vests 100% upon the fifth anniversary of the date of grant, and 4,694 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(14)	Includes 317,996 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009 and 4,720 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(15)	Includes 350,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009 and 4,639 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(16)	Includes 60,000 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009 and 691 shares of common stock held in an account under the Company’s 401(k) Savings Plan.

(17)	Includes 7,244,595 shares of common stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009 and 32,811 shares of common stock held in accounts under the Company’s 401(k) Savings Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company is not aware of any director, executive officer or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a) to be filed during or in respect of our fiscal year ended December 31, 2008, with the exception of the following: Dr. Goldstein converted 3,000 shares of Class A stock into common stock on August 11, 2008, which was reported on a Form 4 filed on August 15, 2008; 115,082 shares of common stock indirectly held by Dr. Vagelos in a Grantor Retained Annuity Trust, of which Dr. Vagelos is a trustee, were transferred on June 13, 2008 back to Dr. Vagelos, which was reported on a Form 4 filed on September 24, 2008; and 114,309 shares of common stock directly owned by Dr. Vagelos were transferred on August 14, 2008 to a Grantor Retained Annuity Trust, of which Dr. Vagelos is a trustee, which was reported on the aforementioned Form 4 filed on September 24, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

     The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. These are transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000, and a director, officer or more than 5% holder of our voting securities has a direct or indirect interest.

     The board of directors determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chairman of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

     When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors, including the benefits to the Company, the impact of a director’s independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chairman of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

Transactions with Related Persons

     In November 2007, we and sanofi-aventis entered into a global, strategic collaboration to discover, develop, and commercialize fully human monoclonal antibodies. In connection with the antibody collaboration, in December 2007, we sold sanofi-aventis 12 million newly issued, unregistered shares of common stock at an aggregate cash price of $312 million, or $26.00 per share of common stock, and as of April 14, 2009, sanofi-aventis beneficially owned 14,799,552 shares of common stock, representing approximately 19.0% of the shares of common stock outstanding on the date.

     The antibody collaboration is governed by a Discovery and Preclinical Development Agreement and a License and Collaboration Agreement. We received a non-refundable, up-front payment of $85 million from sanofi-aventis under the discovery agreement. In addition, sanofi-aventis will fund up to $475 million of our research for identifying and validating potential drug discovery targets and developing fully human monoclonal antibodies against such targets through December 31, 2012, subject to specified funding limits of $75 million for the period from the collaboration’s inception through December 31, 2008, and $100 million annually in each of the following four years. In 2008, sanofi-aventis funded $72.2 million of our expenses under the discovery agreement and $25.7 million of our development costs under the license agreement. A more complete description of the antibody collaboration is set forth in Item 7 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission of February 26, 2009, under the heading “Collaborations with the sanofi-aventis Group-Antibodies.”

     In August 2008, we entered into an agreement with sanofi-aventis to use our proprietary VelociGene® technology platform to supply sanofi-aventis with genetically modified mammalian models of gene function and disease. The agreement provides for minimum annual order quantities for the term of the agreement which extends through December 2012, for which we expect to receive payments totaling a minimum of $21.5 million, of which $0.6 million had been received as of December 31, 2008.

     Sanofi-aventis also funded $35.6 million of our aflibercept development costs in 2008 under the terms of a collaboration agreement entered into in September 2003, as amended, relating to our aflibercept product candidate. A description of the aflibercept collaboration agreement is set forth in Item 7 of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009, under the heading “Collaborations with the sanofi-aventis Group—Aflibercept”.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name and address of, and the number of shares of Class A stock and common stock beneficially owned, as of April 14, 2009, by, each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock or Class A stock. The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated in the footnotes below, we believe, based on information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on 2,246,698 shares of Class A stock and 77,845,431 shares of common stock outstanding as of April 14, 2009, except that for the person listed who beneficially owns Class A stock, the number of shares of common stock beneficially owned by that person and percentage of common stock shown assumes the conversion on April 14, 2009 of all shares of Class A stock listed as beneficially owned by such person into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

     In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of common stock of such person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty days after April 14, 2009 were deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

	Shares of			Shares of
	Class A Stock			Common Stock
	Beneficially Owned (1)			Beneficially Owned (1)
			Percent of			Percent of
Name and Address of Beneficial Owner	Number		Class	Number (2)		Class
Leonard S. Schleifer, M.D., Ph.D.	1,740,065	(3)	77.4%	3,567,586	(4)	4.4%
777 Old Saw Mill River Road
Tarrytown, NY 10591
Sanofi-aventis (5)	—		—	14,799,552		19.0%
174, avenue de France
75013 Paris
France
FMR LLC (6)	—		—	6,722,996		8.6%
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company, LLP (7)	—		—	8,337,272		10.7%
75 State Street
Boston, Massachusetts 02109
Barclays Global Investors, NA (8)	—		—	5,244,710		6.7%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105
Omega Funds IV Limited (9)	—		—	4,000,000		5.1%
13 Broad Street
St. Helier
Jersey
JE2 3RR
Channel Islands
____________________

(1)	The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. To our knowledge, except as set forth in these footnotes, the persons named in the table have sole voting and investment power with respect to all shares of common stock and Class A stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For Dr. Schleifer, the number of shares of common stock includes the number of shares of Class A stock listed as beneficially owned by him.

(3)	Includes 29,275 shares of Class A stock held for the benefit of a son of Dr. Schleifer’s.

(4)	Includes 1,722,354 shares of common stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days after April 14, 2009 and 4,720 shares of common stock held in an account under the Company’s 401(k) Savings Plan. Includes 900 shares of common stock held for the benefit of a son of Dr. Schleifer’s.

(5)	These figures are based on a Schedule 13G filed by sanofi-aventis and certain related entities with the SEC on December 21, 2007. According to the Schedule 13G, 12,000,000 shares are held directly by sanofi-aventis Amerique du Nord and 2,799,552 of the shares are held directly by Aventis Pharmaceuticals Inc. Sanofi-aventis Amerique du Nord is indirectly wholly owned by sanofi-aventis. Aventis Pharmaceuticals Inc., Aventis Holdings Inc., and Aventis Inc. are each indirectly wholly owned by sanofi-aventis and controlled by sanofi-aventis Amerique du Nord. Pursuant to an Investor Agreement, dated as of December 20, 2007, by and among sanofi-aventis, sanofi-aventis Amerique du Nord, sanofi-aventis US LLC, Aventis Pharmaceuticals Inc., and the Company, sanofi-aventis Amerique du Nord and Aventis Pharmaceuticals Inc. have agreed to vote their respective shares of Company common stock, subject to specified exceptions, either (a) in accordance with the recommendation of the Company’s Board of Directors or (b) in the same proportion as the votes cast by all other holders of all classes of voting securities of the Company. Accordingly, the group formed as a result of such shareholders entering into the Investor Agreement is deemed to have acquired beneficial ownership of such securities.

(6)	These figures are based on an amendment to Schedule 13G filed by FMR LLC (as successor to FMR Corp.) with the SEC on February 17, 2009. According to the Schedule 13G, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,722,996 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR LLC, through its control of Fidelity, and the chairman of FMR LLC, Edward C. Johnson 3d, each has sole power to dispose of the 6,722,996 shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares, which voting power is exercised by Fidelity under written guidelines established by the Boards of Trustees of its individual funds.

(7)	These figures are based on an amendment to Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 17, 2009. According to the Schedule 13G, Wellington may be deemed to beneficially own 8,371,472 shares held of record by its clients, and has shared power to vote or to direct the vote of 6,299,572 shares and shared power to dispose or to direct the disposition of 8,337,272 shares.

(8)	These figures are based on a Schedule 13G filed by Barclays Global Investors and certain related entities on February 5, 2009. According to the Schedule 13G, Barclays Global Investors, NA has sole voting power as to 1,238,577 shares and sole dispositive power as to 1,437,798 shares; Barclays Global Fund Advisors has sole voting power as to 3,048,909 shares and sole dispositive power as to 3,765,205 shares; and Barclays Global Investors, Ltd. has sole voting power as to 1,435 shares and sole dispositive power as to 41,707 shares. The shares are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

(9)	These figures are based on an amendment to a Schedule 13G filed by Omega Funds IV Limited (“Omega”) and certain related entities on April 11, 2008. According to the Schedule 13G, Omega holds an aggregate of 4,000,000 shares as to which it has shared voting and dispositive power. Landmark Limited Partnership, a Jersey (Channel Islands) limited partnership (“Landmark”), is the holder of all of the issued and outstanding capital stock of Omega and Ernesto Bertarelli, an individual, is deemed to control the voting and disposition of the shares held directly by Omega and indirectly by Landmark.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. PricewaterhouseCoopers LLP has audited the Company’s financial statements for the past twenty years.

     The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009 is not required by the Company’s By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009, the board of directors will consider the matter at its next meeting.

     PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Information about Fees Paid to Independent Registered Public Accounting Firm

     Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2007 were:

	2008	2007
Audit Fees	$775,800	$905,900
All Other Fees	1,500	1,500
Total Fees	$777,300	$907,400

     Audit Fees Audit fees in 2008 and 2007 were primarily for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the Company’s quarterly financial statements included in its Form 10-Q filings, and annual compliance audits of the Company’s grant from the National Institutes of Health.

     All Other Fees All other fees in 2008 and 2007 were for an annual subscription to a technical accounting database.

     The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers LLP. In 2008 and 2007, the Audit Committee pre-approved a general provision of $50,000 for certain types of accounting advisory services; however, no one engagement under the general provision could have an expected cost greater than $25,000. Management is responsible for notifying the Audit Committee of the status of accounting advisory service engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $50,000. For any accounting advisory engagement expected to cost greater than $25,000, and for any other permissible consulting engagement, management is required to request specific pre-approval from the Audit Committee, or from the Chairman of the Audit Committee to whom the Audit Committee has delegated authority to approve such services, provided the Chairman reports any such approvals to the Audit Committee at its next scheduled meeting. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2008 and 2007.

The Board of Directors Unanimously Recommends a Vote FOR Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2009.

AUDIT COMMITTEE REPORT

     We have reviewed the audited financial statements of the Company for the year ended December 31, 2008, which are included in the Company’s Annual Report on Form 10-K and met with both management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (“Communication with Audit Committees”) and adopted in the rules of the Public Company Accounting Oversight Board (the “PCAOB”), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526 (which relates to the auditor’s independence from the Company), as adopted in the rules of the PCAOB.

     Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     We have appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP’s competence in the fields of accounting and auditing.

The Audit Committee

George L. Sing, Chairman
Charles A. Baker
Arthur F. Ryan

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Overview of Executive Compensation Process

     The Compensation Committee of the board of directors is responsible for overseeing the Company’s general compensation philosophy and programs. The Compensation Committee evaluates the performance of our Chief Executive Officer, Chief Scientific Officer, Chief Financial Officer and the other executive officers included on the Summary Compensation Table on page 27 (all of whom are referred to as the Named Officers) and approves compensation for the Named Officers (in the case of the Chief Executive Officer, subject to first obtaining the approval of the non-employee members of the board of directors). The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the “Corporate Governance” heading on the “About Us” page.

     Our senior management plays a significant role in the overall executive compensation process. They provide their assessment of the performance of all officers, including the Named Officers (other than our Chief Executive Officer). They also recommend, for Compensation Committee approval, salary, bonus, and stock option grant budgets for non-officers and make specific recommendations for salary increases, bonuses, and stock option grants for all officers (other than our Chief Executive Officer). Our Chief Executive Officer’s performance is evaluated directly by the Compensation Committee based on our overall corporate performance against annual goals that are reviewed by the board of directors at the beginning of each year.

     The Compensation Committee has the sole authority to retain, at our expense, one or more third party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. In 2008, the Compensation Committee utilized the services of Frederic W. Cook & Co., Inc. to assist it in fulfilling its responsibilities. Frederic W. Cook & Co. was retained exclusively by the Compensation Committee and has not been retained by management to perform any work for the Company other than projects performed at the direction of the Compensation Committee. The Compensation Committee’s consultant reviews management recommendations on compensation plans, budgets, and strategies and advises the Compensation Committee on regulations and trends in executive compensation. The Compensation Committee’s consultant benchmarks compensation for our Chief Executive Officer and reviews senior management’s compensation recommendations for other officers, including the other Named Officers, and provides general advice to the Compensation Committee on compensation matters.

     Annual salaries for the following year and year-end bonuses and stock option awards or other year-end equity awards for all employees are determined in December of each year based on Company and individual performance, as well as compensation trends in the biotechnology industry and among our benchmark peers. 2008 salaries and 2007 year-end bonuses and stock option awards for our Named Officers were established by the Compensation Committee in December 2007. In December 2008, the Compensation Committee reviewed the performance of each of the Named Officers and presented its recommendations for 2009 salaries and 2008 year-end bonuses and stock option awards for the Named Officers to the non-employee members of the board of directors for ratification. With respect to our Chief Executive Officer, this process was formalized in January 2007, when the charter of the Compensation Committee was amended to specify that the Compensation Committee would annually present the proposed annual compensation of the Chief Executive Officer to the non-employee members of the board of directors for approval.

     Peer Group

     The Compensation Committee has directed that we benchmark compensation for our Chief Executive Officer and Chief Scientific Officer against a relevant peer group of companies (the “Peer Group”). For 2008, the Peer Group included the following biopharmaceutical companies: Alexion Pharmaceuticals, Inc., C.V. Therapeutics, Inc., Exelixis, Inc., Isis, Inc., Medarex, Inc., Human Genome Sciences, Inc., Idenix Pharmaceuticals, Inc., Imclone Systems, Inc., Intermune, Inc., Progenics Pharmaceuticals, Inc., Myriad Genetics, Inc., OSI Pharmaceuticals, Inc., Theravance, Inc., Vertex Pharmaceuticals, Inc. and Zymogenetics, Inc. The companies in the Peer Group were selected by the Compensation Committee based on factors including, but not limited to, market capitalization, geographic location, number of employees, therapeutic focus, stage of development, and whether the company has revenue from approved pharmaceutical products. The Compensation Committee, with the assistance of its compensation consultant, periodically reassesses the composition of the companies within the Peer Group and makes changes as appropriate.

     The Compensation Committee’s compensation consultant used data from publicly filed proxy statements from our Peer Companies to benchmark each element of compensation of our Named Officers against their peers in the Peer Group. In addition, management and the Compensation Committee reviewed compensation data for biotechnology companies from nationally recognized compensation surveys to benchmark total compensation paid to our Named Officers. For reference purposes, the Compensation Committee compares each executive’s total annual compensation in relation to the median and the 75th percentile for total compensation, using the Peer Group and biotechnology industry survey data, while taking into account various factors such as the executive’s experience and the unique characteristics of the individual’s position.

     Tax Implications

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Officers. The Compensation Committee takes into account, and generally seeks to preserve, the deductibility of compensation in determining Named Officer compensation. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not qualify for the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate.

     Compensation Philosophy and Objectives

     Our executive compensation program is designed to attract, motivate, and retain our leaders and to align their interests to those of our shareholders. A substantial portion of executive compensation is linked to both individual and corporate performance. While this is true throughout the organization, the Compensation Committee believes that it is particularly important to determine compensation for our Chief Executive Officer and Chief Scientific Officer based on the overall performance of the Company.

     In 2008, we enhanced our long-term incentive compensation program for our senior officers to further tie long-term compensation to overall company performance. We did this by introducing the use of performance vesting stock options, which have vesting criteria based on the accomplishment of development milestones for our product candidates between December 17, 2008 and December 31, 2011. These stock options, which are described below under “Elements of Executive Compensation – Stock Options,” either will not vest at all, or will vest at incrementally higher levels based on the performance of the Company’s development pipeline over the next three years as measured on December 31, 2011.

     The Compensation Committee believes that accountability and total compensation potential should generally increase with position and responsibility. The Compensation Committee also believes that the potential for the variable component of cash compensation should increase with position and responsibility. Consistent with this philosophy, individuals with greater responsibility and ability to influence our achievement of corporate goals and strategic initiatives generally receive higher cash compensation and have a higher proportion of their total cash compensation represented by cash bonus, and therefore at risk. Similarly, equity-based compensation in the form of stock option grants is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

     Elements of Executive Compensation

     There currently are three basic components to our executive compensation program: base salary, annual cash bonus, and stock options. The Compensation Committee may also grant restricted stock awards to certain of the Named Officers and other employees. None of the Named Officers received a grant of restricted stock in 2008. Our Named Officers also are entitled to certain perquisites and may participate in Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan.

Base Salary

     We provide Named Officers and other employees with base salary to compensate them for services rendered during the fiscal year and provide them with a base level of monthly income. In determining base salaries for our Named Officers, the Compensation Committee considers the executive’s scope of responsibilities, experience, annual performance, and future potential. The Compensation Committee also considers the market for comparable positions in our geographic region, competitive salary practices of companies in the Peer Group and the broader biopharmaceutical industry, and annual inflation levels.

     For 2008, each of the Named Officers received an increase of 4.1% of their 2007 base salary. For 2009, each of the Named Officers received an increase of 3% of their 2008 base salary. These salary increases were equal to the average annual salary increases for all non-officer employees in the Company.

Cash Bonus

     It has been our practice for the past several years to offer annual cash bonus opportunities to our Named Officers. The Compensation Committee focuses on our overall corporate performance when determining the annual cash bonus for our Chief Executive Officer and Chief Scientific Officer. The cash bonuses granted to the other Named Officers are based both on overall corporate performance and their individual contributions and performances during the year. Although each Named Officer is eligible to receive an annual bonus, we historically have had no formal bonus plan and the granting of any bonus to a Named Officer is entirely at the discretion of the Compensation Committee.

     We believe that giving the Compensation Committee discretion over whether and what amount to award cash bonuses, rather than working from a rigid bonus formula or plan, has been beneficial given the stage of our business. However, in December 2007, the Compensation Committee established a fixed 2008 year-end bonus target for our Chief Executive Officer. The Chief Executive Officer established informal 2008 target bonuses for the other Named Officers, which were reviewed and approved by the Compensation Committee in December 2008. In determining the cash bonus targets for 2008 for the Named Officers, including our Chief Executive Officer, the Compensation Committee took into consideration the compensation of similarly situated executive officers at our peer companies.

     In December 2008, our Named Officers were awarded the following cash bonuses, which were paid in January 2009.

	Bonus Target	Personal	Company
	(as percentage	Performance	Performance
Named Officer	of base salary)	Multiplier	Multiplier	Cash Bonus
Leonard S. Schleifer, M.D., Ph.D.	60%	n/a	1.1	$470,580
George D. Yancopoulos, M.D., Ph.D.	50%	n/a	1.1	$325,655
Murray A. Goldberg	40%	1.1	1.1	$197,036
Neil Stahl, Ph.D.	40%	1.25	1.1	$208,450
Robert J. Terifay	40%	1.1	1.1	$163,253

     The cash bonus was based on a personal performance multiplier of 1.1 for each of Mr. Goldberg and Mr. Terifay and 1.25 for Dr. Stahl, against a bonus target of 40% of their 2008 base salary, and this amount was then adjusted based on a Company performance multiplier of 1.1 that was determined based on our overall corporate performance against 2008 goals that were approved by the board of directors in January 2008. The personal performance multiplier could have ranged from 0 to 1.5 and the Company performance multiplier could have ranged from 0 to 2 depending upon performance during the year. In the case of Drs. Schleifer and Yancopoulos, the Compensation Committee looked exclusively to our overall Company performance against the 2008 corporate goals when determining their cash bonuses and there was no personal performance multiplier.

     The Compensation Committee determined that we had achieved most of our corporate goals for 2008. These corporate goals related to the successful launch of the Company’s first marketed product, ARCALYST® (rilonacept) Injection for Subcutaneous Use, which is available for prescription in the United States for the treatment of Cryopyrin-Associated Periodic Syndromes (CAPS), including Familial Cold Auto-inflammatory Syndrome (FCAS) and Muckle-Wells Syndrome (MWS) in adults and children 12 and older, the continued progress of the Company’s preclinical and clinical development programs, the successful manufacturing and supply of the Company’s clinical development candidates, and the performance of the Company’s stock price in 2008 relative to the biotechnology industry as a whole. As a result, the Company performance multiplier for 2008 was set at 1.1.

     In determining the personal performance multiplier in the case of Mr. Goldberg, the Compensation Committee took special consideration of Mr. Goldberg’s leadership of and accomplishments in the Company’s accounting, finance, investor relations, human resources, facilities, and procurement organizations. In the case of Dr. Stahl, the Compensation Committee focused on the progress of the Company’s preclinical and clinical development pipeline, including the introduction of new antibody products into development as part of the Company’s collaboration with sanofi-aventis. With respect to Mr. Terifay, the Compensation Committee gave particular weight to Mr. Terifay’s role overseeing the commercial launch of the Company’s first marketed product.

Stock Options

     We have used stock option grants as the primary vehicle for offering long-term incentives and rewarding our Named Officers and other eligible employees. We also regard our stock option grants as a key employee retention tool because they vest over time. Stock options have helped us maintain a competitive level of total compensation for our Named Officers and other eligible employees at a time when we do not have substantial revenue and profits from product sales. Granting stock options as long-term incentives to executives is standard practice in our industry and is an important part of our effort to attract, retain, and motivate high-quality talent in key positions.

     The Compensation Committee grants stock option awards to our Named Officers and other eligible employees based on their annual performance and their position and responsibilities with the Company. Each of our Named Officers generally receives an annual stock option grant and most of our approximately 920 full-time employees are also eligible for an annual stock option grant. The number of stock options granted to each Named Officer is determined on a discretionary basis, rather than by a formula.

     It has been the practice of our Compensation Committee to grant annual stock option awards to eligible employees, including the Named Officers, at a meeting held during the third week of December. In 2008, stock option awards were granted to our Named Officers and other eligible employees on December 17, 2008. Pursuant to the terms of our Amended and Restated 2000 Long-Term Incentive Plan, stock option awards are granted with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of the grant.

     In 2008, the Compensation Committee introduced the use of performance based vesting of stock options for our senior officers, including the Named Officers. These stock options will either expire unvested or will vest in increments based on the progress of our clinical development pipeline as measured on December 31, 2011. The Compensation Committee intends to continue the practice of granting annual, performance based vesting stock options to our senior officers to link long-term executive compensation to the overall performance of the Company.

     Each of our Named Officers received both a grant of these performance based vesting stock options and a grant of time based vesting stock options on December 17, 2008 as set forth below. These stock options all had an exercise price of $16.80 per share, the fair market value per share of our common stock on the date of grant.

		Performance
	Time Based	Based
	Vesting Stock	Vesting Stock
Named Officer	Options	Options
Leonard S. Schleifer, M.D., Ph.D.	125,000	187,500
George D. Yancopoulos, M.D., Ph.D.	100,000	150,000
Murray A. Goldberg	37,500	56,250
Neil Stahl, Ph.D.	50,000	75,000
Robert J. Terifay	32,500	48,750

     The total number of stock options granted to our Named Officers was determined based on past Company practices and a review of Peer Group and survey data. The Compensation Committee also looked to the personal and corporate accomplishments in 2008 that were discussed previously under “Elements of Executive Compensation - Cash Bonus.”

     Performance Based Vesting Stock Options: These non-qualified stock options will be eligible to vest on December 31, 2011. The number of stock options that will vest on that date will be determined based on a point scale system, where points are earned upon the achievement of product candidate development milestones between the grant date and December 31, 2011 (the Performance Measurement Period). The development milestones are described below:

  filing of the first Investigational New Drug Application for a new product candidate;

  data from a successful proof of concept study testing one of our product candidates;

  filing of a Biologics License Application for one of our product candidates; and

  approval of a Biologics License Application for one of our product candidates.

     Later stage development milestones earn incrementally more points than the earlier stage development milestones. For the last three milestones, more points are earned for novel drug candidates and diseases than for follow-on product candidates with potential competitive advantages over existing drugs that are approved for the treatment of a disease.

     If a certain minimum number of points are not earned during the Performance Measurement Period, or the applicable Named Officer ceases to be employed by the company before the end of the Performance Measurement Period (other than for reasons related to a change of control as discussed under the heading Post-Employment Compensation on page 34), then none of the performance based vesting stock options granted under the award will vest. Moreover, if we do not file a Biologics License Application for at least one product candidate during the Performance Measurement Period, then the maximum number of performance based vesting stock options that can vest on December 17, 2011 is capped at two-thirds of the total award, unless otherwise determined by the Compensation Committee.

     The Compensation Committee retains the right to accelerate the vesting of the performance based stock options. Vesting of these stock options may accelerate following a change of control as described under the heading Post-Employment Compensation on page 34. As with the time based vesting stock options, the performance based vesting stock options have a ten-year term.

     Time Based Vesting Stock Options: Option grants that vest in increments over time generally are in the form of incentive stock options, subject to Internal Revenue Code restrictions on the number of incentive stock options which can vest or be granted to any optionee in any given year. Incentive stock options afford the option holders certain tax advantages over non-qualified stock options and our Compensation Committee believes that this enhances their attractiveness as a compensation component. Options that cannot take the form of incentive stock options are granted as non-qualified stock options. The aggregate number of stock options (incentive plus non-qualified stock options) granted by the Compensation Committee to an employee on the date of grant, including the stock options granted to our Named Officers, generally vest at a rate of 25% per year over the first four years of the ten-year option term. Except as set forth below under the heading Post-Employment Compensation on page 34, stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment.

     Because our Chief Executive Officer holds more than ten percent of the total combined voting power of our classes of stock, any incentive stock options granted to him must have an exercise price of at least 110% of the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of the grant. In addition, any incentive stock options granted to him must expire after no more than five years from the date of grant. Because of these restrictions, our Chief Executive Officer was granted non-qualified stock options, and not incentive stock options, in 2008. As is generally the case with stock options granted to all other employees, these stock options vest at a rate of 25% over the first four years of a ten-year option term.

Perquisites and Other Benefits

     The Named Officers are provided with a limited number of perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews the perquisites and other personal benefits provided to the Named Officers, including the Chief Executive Officer.

     All of the Named Officers are eligible to receive financial and tax planning assistance (which are treated as taxable benefits) and, like other employees, may participate in company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. All employees who participate in our 401(k) Savings Plan are eligible to receive certain matching contributions. In each plan year, we contribute to each participant’s account a matching contribution (in the form of shares of our common stock) equal to 50% of the first 6% of the participant’s compensation that the participant has contributed to the plan up to a maximum level established under the Internal Revenue Code, which in 2008 was $6,900. All of our Named Officers participated in our 401(k) Savings Plan during 2008 and received the maximum matching contribution in the form of shares of our common stock. As with all employees, the number of shares of common stock that each Named Officer receives was determined using the average market price per share of our common stock during the 401(k) Savings Plan year.

     Our Chief Executive Officer and Chief Scientific Officer are entitled to receive certain automobile allowances, as described in the footnote to the Summary Compensation Table on page 27. In addition, our Chief Executive Officer is entitled to receive certain additional perquisites and personal benefits pursuant to the terms of his employment agreement or as are otherwise approved by the Compensation Committee. These perquisites and personal benefits are described in the footnote to the Summary Compensation Table on page 27.

Potential Severance Benefits

     Except as described below, we are not obligated to pay severance or other enhanced benefits to Named Officers upon the voluntary or involuntary termination of their employment. We have no pension, deferred compensation, or retirement plans. However, each of our Named Officers participates in our 401(k) Savings Plan, as described above.

     Since December 2002, stock option award agreements for all employees have included a provision for the acceleration of vesting of unvested stock options upon an involuntary termination without cause within two years of a change of control. Our Chief Executive Officer has an employment agreement that provides for certain severance benefits following a voluntary or involuntary termination, including following death or disability, or termination in connection with a change of control. The other Named Officers are party to a change of control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change of control. Information regarding applicable payments under this employment agreement and change of control severance plan is provided under the heading Post-Employment Compensation on page 34.

     Except as provided in our employment agreement with our Chief Executive Officer and in our change of control severance plan, our Named Officers (other than our Chief Executive Officer) will forfeit any unvested stock options upon the termination of their employment for any reason other than death, including disability or retirement. In the event of the death of an employee, any unvested stock options held by such employee shall become immediately exercisable. When employees retire, they forfeit all unvested stock options. For all stock options granted prior to 2007, the retired employee has up to two years to exercise stock options that are vested as of the date of his or her retirement. Commencing in 2007, we amended our form of stock option agreement to allow the retired employee the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement.

     The severance benefits provided to our Named Officers are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of the Company. The severance benefits were established by the Compensation Committee following a review of comparable practices at the Company’s peer companies and with the advice of the Compensation Committee’s consultant.

Compensation Committee Report

     We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 21. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Arthur F. Ryan, Chairman
Charles A. Baker
Joseph L. Goldstein, M.D.
George L. Sing

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Summary Compensation Table

     The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our Chief Executive Officer, Chief Financial Officer, and our three other highest-compensated executive officers in 2008, 2007 and 2006. We refer to these five executive officers as our Named Officers.

SUMMARY COMPENSATION TABLE

							Change in
							pension
						Non-	value and
						equity	nonqualified
						incentive	deferred	All
				Stock	Option	plan	compensation	other
		Salary	Bonus	awards	awards	compensation	earnings	compensation		Total
Name and principal position	Year	($)	($) (1)	($) (2)	($) (2)	($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Leonard S. Schleifer, M.D., Ph.D.	2008	713,000	470,580	—	3,124,564	—	—	115,626	(3)	4,423,770
President and Chief	2007	685,000	822,000	—	2,867,334	—	—	102,315	(4)	4,476,649
Executive Officer	2006	685,000	420,000	—	2,203,117	—	—	86,986	(5)	3,395,103
George D. Yancopoulos, M.D., Ph.D.	2008	592,100	325,655	2,195,599	2,502,870	—	—	22,000	(6)	5,638,224
Executive Vice President, Chief	2007	568,800	569,000	83,985	2,300,770	—	—	22,385	(7)	3,544,940
Scientific Officer and President	2006	544,300	335,000	—	1,593,780	—	—	22,155	(8)	2,495,235
Regeneron Research Laboratories
Murray A. Goldberg	2008	407,100	197,036	—	938,576	—	—	12,745	(9)	1,555,457
Senior Vice President, Finance &	2007	391,100	300,000	—	862,789	—	—	11,985	(10)	1,565,874
Administration, Chief Financial	2006	374,300	215,000	—	633,103	—	—	11,755	(11)	1,234,158
Officer, Treasurer, and Assistant
Secretary
Neil Stahl, Ph.D.	2008	379,000	208,450	—	1,251,435	—	—	12,745	(9)	1,851,630
Senior Vice President, Research	2007	364,100	291,000	—	1,150,385	—	—	11,985	(10)	1,817,470
& Development Sciences	2006	348,400	171,000	—	796,890	—	—	11,755	(11)	1,328,045
Robert Terifay (12)	2008	337,300	163,253	—	793,273	—	—	11,670	(13)	1,305,496
Senior Vice President,
Commercial

____________________

1)	Bonuses accrued and earned in 2008 were paid in 2009; bonuses accrued and earned in 2007 were paid in 2008; bonuses accrued and earned in 2006 were paid in 2007.

2)	The amounts in columns (e) and (f) reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) of stock and option awards pursuant to the Company’s 2000 Long-Term Incentive Plan and thus include amounts from stock awards and option awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited financial statements for the fiscal years ended December 31, 2006 and 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2007 and February 26, 2009, respectively, but do not include estimates of forfeitures.

3)	This amount includes (i) $20,851 for a car allowance and related expenses, (ii) $8,104 for life insurance and long-term disability insurance premiums, (iii) $16,423 for medical malpractice insurance premiums, (iv) $6,900 for 401(k) Savings Plan matching contributions in February 2009, (v) $17,200 for dues related to the Company’s club membership, (vi) $21,238 for legal, tax and financial planning advisory services, (vii) $16,219 for tax gross-ups related to legal, tax and financial planning advisory services, and (viii) $8,691 for certain other miscellaneous expenses.

4)	This amount includes (i) $20,285 for a car allowance and related expenses, (ii) $17,464 for life insurance and long-term disability insurance premiums, (iii) $15,311 for medical malpractice insurance premiums, (iv) $6,750 for 401(k) Savings Plan matching contributions in February 2008, (v) $16,900 for dues related to the Company’s club membership, (vi) $15,442 for legal, tax and financial planning advisory services, (vii) $8,619 for tax gross-ups related to legal, tax and financial planning advisory services, and (viii) $1,544 for certain other miscellaneous expenses.

5)	This amount includes (i) $20,424 for a car allowance and related expenses, (ii) $14,711 for life insurance and long-term disability insurance premiums, (iii) $13,015 for medical malpractice insurance premiums, (iv) $6,600 for 401(k) Savings Plan matching contributions in February 2007, (v) $16,800 for dues related to the Company’s club membership, (vi) $5,155 for legal, tax and financial planning advisory services, (vii) $4,312 for tax gross-ups related to legal, tax and financial planning advisory services, and (viii) $5,969 for certain other miscellaneous expenses.

6)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,900 for 401(k) Savings Plan matching contributions in February 2009, (iii) $4,300 for tax and financial planning advisory services, and (iv) $400 for certain other miscellaneous expenses.

7)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,750 for 401(k) Savings Plan matching contributions in February 2008, and (iii) $5,235 for tax and financial planning advisory services.

8)	This amount includes (i) $10,400 for a car allowance and related expenses, (ii) $6,600 for 401(k) Savings Plan matching contributions in February 2007, and (iii) $5,155 for tax and financial planning advisory services.

9)	This amount includes (i) $6,900 for 401(k) Savings Plan matching contributions in February 2009, and (ii) $5,845 for tax and financial planning advisory services.

10)	This amount includes (i) $6,750 for 401(k) Savings Plan matching contributions in February 2008, and (ii) $5,235 for tax and financial planning advisory services.

11)	This amount includes (i) $6,600 for 401(k) Savings Plan matching contributions in February 2007, and (ii) $5,155 for tax and financial planning advisory services.

12)	Mr. Terifay joined the Company as Senior Vice President, Commercial in February 2007 and was not a Named Officer in 2006 and 2007.

13)	This amount includes (i) $6,900 for 401(k) Savings Plan matching contributions in February 2009 and (ii) $4,770 for tax and financial planning advisory services.

Grants of Plan-Based Awards

     The following table and explanatory footnotes sets forth each equity award granted to our Named Officers during 2008. There were no non-equity incentive plan awards granted in 2008.

GRANTS OF PLAN-BASED AWARDS

									All	All other
									other	option
									stock	awards:
									awards:	number	Exercise	Grant
									number	of	or base	date fair
			Estimated future payouts			Estimated future payouts			of	securities	price of	value of
			under Non-equity incentive			under equity incentive			shares	under-	option	stock and
			plan awards			plan awards			of stock	lying	awards	option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or units	options	($/Sh)	awards
Name	date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	(1)	($) (5)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leonard S. Schleifer, M.D., Ph.D.	12/17/2008	(2)	—	—	—	—	—	—	—	125,000	16.80	1,254,963
	12/17/2008	(4)								187,500	16.80	1,961,381
George D. Yancopoulos, M.D., Ph.D.	12/17/2008	(3)	—	—	—	—	—	—	—	94,048	16.80	938,654
	12/17/2008	(3)	—	—	—	—	—	—	—	5,952	16.80	65,316
	12/17/2008	(4)								150,000	16.80	1,569,105
Murray A. Goldberg	12/17/2008	(3)	—	—	—	—	—	—	—	31,548	16.80	311,173
	12/17/2008	(3)	—	—	—	—	—	—	—	5,952	16.80	65,316
	12/17/2008	(4)								56,250	16.80	588,414
Neil Stahl, Ph.D.	12/17/2008	(3)	—	—	—	—	—	—	—	44,048	16.80	436,669
	12/17/2008	(3)	—	—	—	—	—	—	—	5,952	16.80	65,316
	12/17/2008	(4)								75,000	16.80	784,553
Robert Terifay	12/17/2008	(3)								26,548	16.80	260,974
	12/17/2008	(3)								5,952	16.80	65,316
	12/17/2008	(4)								48,750	16.80	509,959
___________________

(1)	The options have an exercise price equal to the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. On December 17, 2008, the average of the high and low sales price of the Company’s common stock was $16.80 per share, and the closing price was $16.90 per share.

(2)	The Named Officer received a non-qualified stock option award that vests at a rate of 25% over the first four years of the ten-year option term.

(3)	The Named Officer received an incentive stock option award and a non-qualified stock option award. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the ten-year option term.

(4)	The Named Officer received a non-qualified stock option award that is eligible to vest on December 31, 2011 depending upon the achievement of development milestones related to our product candidates as described in the Compensation Discussion and Analysis on page 25. The non-qualified stock option award has a ten-year term.

(5)	The amounts in column (l) represent the grant date fair value of the awards calculated in accordance with FAS 123R.

Outstanding Equity Awards

     The following table and explanatory footnotes provide information regarding unexercised stock options held by our Named Officers as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity					plan	market or
				incentive					awards:	payout
				plan					number of	value of
				awards:				Market	unearned	unearned
	Number of	Number of		number of			Number	value of	shares,	shares,
	securities	securities		securities			of shares	shares or	units or	units or
	underlying	underlying		underlying			or units	units of	other	other
	unexercised	unexercised		unexercised	Option		of stock	stock that	rights	rights
	options	options		unearned	exercise	Option	that have	have not	that have	that have
	exercisable	unexercisable		options	price	expiration	not vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (12)	($) (13)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Leonard S. Schleifer, M.D., Ph.D.	—	125,000	(1)	—	16.80	12/17/2018	—	—	—	—
	—	187,500	(2)	—	16.80	12/17/2018	—	—	—	—
	62,500	187,500	(3)	—	21.92	12/17/2017	—	—	—	—
	125,000	125,000	(4)	—	20.32	12/18/2016	—	—	—	—
	187,500	62,500	(5)	—	11.64	12/19/2015	—	—	—	—
	218,389	—		—	9.49	12/15/2014	—	—	—	—
	234,616	—		—	13.00	12/15/2013	—	—	—	—
	15,384	—		—	13.00	12/15/2013	—	—	—	—
	250,000	—		—	19.43	12/20/2012	—	—	—	—
	250,000	—		—	28.01	12/18/2011	—	—	—	—
	197,354	—		—	37.78	12/21/2010	—	—	—	—
	150,000	—		—	8.77	12/20/2009	—	—	—	—
	31,611	—		—	10.44	12/15/2009	—	—	—	—

George D. Yancopoulos, M.D., Ph.D.	—	5,952	(6)	—	16.80	12/17/2018	—	—	—	—
	—	94,048	(6)	—	16.80	12/17/2018	—	—	—	—
	—	150,000	(2)	—	16.80	12/17/2018	—	—	—	—
	—	4,562	(7)	—	21.92	12/17/2017	—	—	—	—
	50,000	145,438	(7)	—	21.92	12/17/2017	—	—	—	—
	—	—		—	—	—	500,000	18.36	—	—
	—	4,921	(8)	—	20.32	12/18/2016	—	—	—	—
	100,000	95,079	(8)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591	(9)	—	11.64	12/19/2015	—	—	—	—
	141,409	41,409	(9)	—	11.64	12/19/2015	—	—	—	—
	10,537	—		—	9.49	12/15/2014	—	—	—	—
	189,463	—		—	9.49	12/15/2014	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	192,308	—		—	13.00	12/15/2013	—	—	—	—
	—	129,902	(10)	—	8.50	12/20/2012	—	—	—	—
	—	3,430	(10)	—	8.50	12/20/2012	—	—	—	—
	3,570	—		—	28.01	12/18/2011	—	—	—	—
	196,430	—		—	28.01	12/18/2011	—	—	—	—
	—	87,666	(10)	—	8.50	1/5/2011	—	—	—	—
	—	46,666	(10)	—	8.50	1/5/2011	—	—	—	—
	—	222,000	(10)	—	8.50	1/5/2011	—	—	—	—
	334,000	—		—	37.78	12/21/2010	—	—	—	—
	100,000	—		—	8.77	12/20/2009	—	—	—	—

	Option Awards						Stock Awards
										Equity
										incentive
									Equity	plan
									incentive	awards:
				Equity					plan	market or
				incentive					awards:	payout
				plan					number of	value of
				awards:				Market	unearned	unearned
	Number of	Number of		number of			Number	value of	shares,	shares,
	securities	securities		securities			of shares	shares or	units or	units or
	underlying	underlying		underlying			or units	units of	other	other
	unexercised	unexercised		unexercised	Option		of stock	stock that	rights	rights
	options	options		unearned	exercise	Option	that have	have not	that have	that have
	exercisable	unexercisable		options	price	expiration	not vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (12)	($) (13)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Murray A. Goldberg	—	5,952	(6)	—	16.80	12/17/2018	—	—	—	—
	—	31,548	(6)	—	16.80	12/17/2018	—	—	—	—
	—	56,250	(2)	—	16.80	12/17/2018	—	—	—	—
	18,750	51,688	(7)	—	21.92	12/17/2017	—	—	—	—
	—	4,562	(7)	—	21.92	12/17/2017	—	—	—	—
	37,500	32,579	(8)	—	20.32	12/18/2016	—	—	—	—
	—	4,921	(8)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591	(9)	—	11.64	12/19/2015	—	—	—	—
	47,659	10,159	(9)	—	11.64	12/19/2015	—	—	—	—
	10,537	—		—	9.49	12/15/2014	—	—	—	—
	60,463	—		—	9.49	12/15/2014	—	—	—	—
	67,308	—		—	13.00	12/15/2013	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	—	3,431	(10)	—	8.50	12/20/2012	—	—	—	—
	54,853	—		—	19.43	12/20/2012	—	—	—	—
	—	25,000	(10)	—	8.50	12/18/2011	—	—	—	—
	—	12,451	(10)	—	8.50	1/5/2011	—	—	—	—
	—	882	(10)	—	8.50	1/5/2011	—	—	—	—
	4,643	—		—	8.77	12/20/2009	—	—	—	—
	1,300	—		—	7.41	1/4/2009	—	—	—	—

Neil Stahl, Ph.D.	—	5,952	(6)	—	16.80	12/17/2018	—	—	—	—
	—	44,048	(6)	—	16.80	12/17/2018	—	—	—	—
	—	75,000	(2)	—	16.80	12/17/2018	—	—	—	—
	—	4,562	(7)	—	21.92	12/17/2017	—	—	—	—
	25,000	70,438	(7)	—	21.92	12/17/2017	—	—	—	—
	—	4,921	(8)	—	20.32	12/18/2016	—	—	—	—
	50,000	45,079	(8)	—	20.32	12/18/2016	—	—	—	—
	8,591	8,591	(9)	—	11.64	12/19/2015	—	—	—	—
	66,409	16,409	(9)	—	11.64	12/19/2015	—	—	—	—
	10,537	—		—	9.49	12/15/2014	—	—	—	—
	89,463	—		—	9.49	12/15/2014	—	—	—	—
	7,692	—		—	13.00	12/15/2013	—	—	—	—
	92,308	—		—	13.00	12/15/2013	—	—	—	—
	—	63,234	(10)	—	8.50	12/20/2012	—	—	—	—
	—	3,432	(10)	—	8.50	12/20/2012	—	—	—	—
	—	50,000	(10)	—	8.50	12/18/2011	—	—	—	—
	—	1,600	(10)	—	8.50	1/5/2011	—	—	—	—
	—	15,066	(10)	—	8.50	1/5/2011	—	—	—	—

	Option Awards						Stock Awards
Equity
incentive
									Equity	plan
									incentive	awards:
				Equity					plan	market or
				incentive					awards:	payout
				plan					number of	value of
				awards:				Market	unearned	unearned
	Number of	Number of		number of			Number	value of	shares,	shares,
	securities	securities		securities			of shares	shares or	units or	units or
	underlying	underlying		underlying			or units	units of	other	other
	unexercised	unexercised		unexercised	Option		of stock	stock that	rights	rights
	options	options		unearned	exercise	Option	that have	have not	that have	that have
	exercisable	unexercisable		options	price	expiration	not vested	vested	not vested	not vested
Name	(#)	(#)		(#)	($)	date	(#) (12)	($) (13)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Terifay	—	5,952	(6)	—	16.80	12/17/2018	—	—	—	—
	—	26,548	(6)	—	16.80	12/17/2018	—	—	—	—
	—	48,750	(2)	—	16.80	12/17/2018	—	—	—	—
	12,500	37,500	(3)	—	21.92	12/17/2017	—	—	—	—
	4,686	14,058	(11)	—	21.34	2/26/2017	—	—	—	—
	19,064	57,192	(11)	—	21.34	2/26/2017	—	—	—	—
____________________

(1)	This stock option award was granted to the Named Officer on December 17, 2008 and vests at a rate of 25% per year over the first four years of the option term.

(2)	This stock option award was granted to the Named Officer on December 17, 2008 and is eligible to vest on December 31, 2011 depending upon the achievement of development and regulatory milestones related to our product candidates as described in the Compensation Discussion and Analysis on page 25. The non-qualified stock option award has a ten-year term.

(3)	This stock option award was granted to the Named Officer on December 17, 2007 and vests at a rate of 25% per year over the first four years of the option term.

(4)	This stock option award was granted to the Named Officer on December 18, 2006 and vests at a rate of 25% per year over the first four years of the option term.

(5)	This stock option award was granted to the Named Officer on December 19, 2005 and vests at a rate of 25% per year over the first four years of the option term.

(6)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 17, 2008. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(7)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 17, 2007. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(8)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 18, 2006. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(9)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 19, 2005. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(10)	The stock option award was granted to the Named Officer on January 5, 2005, and vests 100% any time after January 5, 2008 if the Company’s products achieve gross sales of at least $100 million during any consecutive twelve-month period (either directly by the Company or through its licensees).

(11)	These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on February 26, 2007. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.

(12)	The stock award was granted to the Named Officer on December 17, 2007 and vests 100% upon the fifth anniversary of the date of grant.

(13)	Reflects the closing price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2008.

Option Exercises and Stock Vested

     The following table and explanatory footnotes provide information with regard to amounts received by our Named Officers during 2008 as a result of the exercise of stock options.

OPTION EXERCISES AND STOCK VESTED

	Option awards		Stock awards
	Number of	Value	Number of	Value
	shares	realized	shares	realized
	acquired	upon	acquired	on
	on exercise	exercise	on vesting	vesting
Name	(#)	($) (1)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Leonard S. Schleifer, M.D., Ph.D.	73,010	1,158,669	—	—
George D. Yancopoulos, M.D., Ph.D.	100,000	900,460	—	—
Murray A. Goldberg	1,700	14,841	—	—
Neil Stahl, Ph.D.	25,000	362,750	—	—
Robert Terifay	—	—	—	—
____________________

(1)	Amounts reflect the difference between the exercise price of the option(s) and the average of the high and low sales price per share of the Company’s common stock on the NASDAQ Global Select Market on the exercise date(s).

Equity Compensation Plan Information

     The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2008.

	(a)	(b)	(c)
Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column(a))
Equity compensation plans approved by security holders (1)	20,133,910	17.53	6,912,833 shares
	shares of		of common stock (3)
common stock
Equity compensation plans not approved by security holders (2)	0	$ 0.00	44,246 shares of
Class A stock
Total	20,133,910	17.53	6,957,079 shares
	shares of		of common stock
	common stock		and Class A stock
____________________

(1)	The equity compensation plans approved by the security holders are the Amended and Restated 2000 Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan.

(2)	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan which is described in note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on February 26, 2009.

(3)	There is no restriction on the number of shares that may be issued under the Amended and Restated 2000 Long-Term Incentive Plan in the form of Restricted Stock.

Post-Employment Compensation

     The tables on pages 34 and 36 reflect the severance benefits available to our Named Officers. For our Chief Executive Officer, we show the amounts payable upon his voluntary termination, involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other Named Officers, the only post-termination compensation arrangement is through our change of control severance plan. Consequently, the only amounts payable to them are upon an involuntary or not-for-cause termination in connection with a corporate change of control.

     Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

     We entered into an employment agreement with our Chief Executive Officer, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. On November 14, 2008, this employment agreement was amended and restated to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Pursuant to this agreement, we agreed that in the event that Dr. Schleifer’s employment is terminated by us other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, together called an “involuntary termination”), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause, all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant.

     Upon an involuntary termination within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average bonus over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for thirty-six months. Upon such an involuntary termination in connection with a change of control, Dr. Schleifer’s outstanding stock options will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer’s cash severance payments and benefits under the agreement by less than ten percent, in which case such benefits and payments will be reduced accordingly.

     The following table reflects the potential payments to our Chief Executive Officer upon his termination or resignation effective December 31, 2008, under different scenarios, including following a change of control, as well as upon death or disability.

Potential Severance Payments Under Dr. Schleifer’s Employment Agreement

							Value of
			Medical				Accelerated
	Cash		Insurance		Death	Disability	Stock	Total
	Severance		Continuation		Benefits (7)	Benefits	Option Stock	Amount
Involuntary Termination Following a Change of Control (1)	$3,721,000	(2)	$117,608	(3)	—	—	$907,500 (4)	$4,746,108
Involuntary Termination	$1,550,417	(5)	$58,804	(6)	—	—	—	$1,609,221
Death	—		$58,804	(6)	—	—	—	$58,804
Disability	—		$58,804	(6)	—	$374,325 (8)	—	$433,129

____________________

(1)	For purposes of these calculations, (i) we used Dr. Schleifer’s 2008 base salary and the bonuses paid to Dr. Schleifer in 2006, 2007, and 2008, for performance in 2005, 2006, and 2007, respectively, (ii) we assumed that Dr. Schleifer received his 2008 bonus described in the Summary Compensation Table on page 27, (iii) we took into consideration, for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, the fact that Dr. Schleifer’s stock options continue to vest according to their original vesting schedule following an involuntary termination (other than in connection with a change of control), (iv) we assumed an 8% annual increase in medical, dental, and life insurance premiums for 2009, 2010, and 2011, (v) we assumed that the medical insurance benefits received in 2009, 2010, and 2011 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement, (vi) although Dr. Schleifer’s employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of this calculation, and (vii) although certain payments to Dr. Schleifer would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.

(2)	Equal to three times the sum of (a) Dr. Schleifer’s 2008 base salary and (b) the average bonus paid to Dr. Schleifer over the prior three years.

(3)	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental and life insurance benefits for thirty-six months.

(4)	Equal to the aggregate amount of the differences between the exercise prices of Dr. Schleifer’s accelerated stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2008.

(5)	Equal to 1.25 times the sum of (a) Dr. Schleifer’s 2008 base salary and (b) the average bonus paid to Dr. Schleifer over the past three years. For purposes of this calculation, we used Dr. Schleifer’s bonuses paid in 2006, 2007, and 2008 and assumed that Dr. Schleifer received his 2008 bonus described in the Summary Compensation Table on page 27.

(6)	Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months.

(7)	We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.

(8)	Represents 35% of Dr. Schleifer’s 2008 salary over a period of eighteen months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer’s employment agreement for the remaining 65% of Dr. Schleifer’s salary.

     Change in Control Severance Plan

     Each of the Named Officers, other than our Chief Executive Officer, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control. On November 14, 2008, the change of control severance plan was amended and restated to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

     Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or in designated cases, including the Named Officers other than Dr. Schleifer, two, times the sum of the participant’s annual base salary and his or her average bonus over the prior three years if, within twenty-four months after or six months before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant’s employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump sum severance payment. A participant so terminated is also entitled to receive a pro rata bonus for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant’s cost would have been if he or she had continued employment.

     In the event that a plan participant resigns his or her employment for Good Reason (which generally conforms to the definition in Section 409A), or the participant’s employment is terminated by the Company for any reason other than Cause, in either case within twenty-four months after or six months before a change in control, then the participant’s stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) thirty days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant’s termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

     In the event that a participant would become subject to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

     The following table shows the potential payments to our Named Officers (other than our Chief Executive Officer), upon their termination (other than for Cause) or resignation for Good Reason, in the two years following, or the six months prior to, a change of control. The table assumes an effective termination or resignation date of December 31, 2008.

Potential Payments Under Change of Control Severance Plan

			Value of
		Medical	Accelerated Stock
	Cash	Insurance	Option/Restricted	Total
	Severance (1)	Continuation (2)	Stock (3)	Amount (4)
George D. Yancopoulos, M.D., Ph.D. (5)	$1,973,533	$77,892	$16,785,513	$18,836,938
Murray A. Goldberg (5)	$1,277,333	$62,258	$2,023,634	$3,363,225
Neil Stahl, Ph.D. (5)	$1,158,933	$37,853	$2,874,440	$4,071,226
Robert J. Terifay (5)	$934,600	$35,416	$1,096,766	$2,066,782
____________________

(1)	Equal to two times the sum of (a) the Named Officer’s 2008 base salary and (b) the average bonus paid to the Named Officer over the prior three years.

(2)	Equal to the estimated cost of providing each Named Officer and his dependents medical, dental, and life insurance benefits for twenty-four months, plus the estimated cost of providing each Named Officer tax and financial planning advisory services for twenty-four months.

(3)	For stock options, equal to the aggregate amount of the differences between the exercise prices of each Named Officer’s accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the NASDAQ Global Select Market on December 31, 2008 of $18.36. The amounts include the acceleration of stock options granted to these Named Officers in January 2005 as part of a stock option exchange program and the performance stock options granted to the Named Officers in December 2008. For Dr. Yancopoulos, the amount also includes the value as of December 31, 2008 of the unvested restricted shares granted to him in 2007.

(4)	In accordance with the terms of the change of control severance plan, the total amount for Dr. Stahl has been reduced to an amount one dollar less than the amount that would subject him to a “golden parachute” excise tax under Section 4999 of the Internal Revenue Code. The total amount for Dr. Yancopoulos has not been “cut back” as he would be in a more favorable net-after tax position without any such reduction. Neither Mr. Goldberg nor Mr. Terifay would be subject to the “golden parachute” excise tax.

(5)	For purposes of these calculations, (i) we used base salaries paid to the Named Officers in 2008, and bonuses paid to the Named Officers in 2006, 2007, and 2008, for performance in 2005, 2006, and 2007, respectively, (ii) we assumed that each Named Officer received his 2008 bonus described in the Summary Compensation Table on page 27, (iii) we took into consideration, for purposes of determining whether each Named Officer was entitled to receive a gross-up payment under the terms of the change in control severance plan, the fact that each Named Officer’s stock options vest and remain exercisable for the lesser of (x) the remaining option term or (y) one year (two years in the case of retirement-eligible executives, including Mr. Goldberg) following an involuntary termination without Cause or termination for Good Reason following a change in control; and parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Revenue Procedure 2003-68 Safe Harbor and Treas. Reg. Section 1.28G-1 Q&A 24(c), (iv) we assumed an 8% annual increase in medical, dental, and life insurance premiums and employer cost of tax and financial planning advisory services for 2009 and 2010, (v) we assumed that the medical insurance benefits received in 2009 and 2010 would be taxable and that the Named Officers would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan, (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of company employees, no specific value has been ascribed to these covenants, and (vii) although certain payments to the Named Officers would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.

OTHER MATTERS

When are shareholder proposals due for the 2010 Annual Meeting of Shareholders?

     A shareholder wishing to present a proposal at the 2010 Annual Meeting of Shareholders must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 by December 28, 2009, and must satisfy the other conditions established by the Securities and Exchange Commission, in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

     Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2010 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days notice or public disclosure of the date of the 2010 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our By-Laws. Assuming our 2010 Annual Meeting is held on June 11, 2010 in accordance with the Company’s past practice, and at least 70 days’ notice or prior public disclosure of the date of the 2010 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 13, 2010 and no later than April 12, 2010. Any proposal received outside of such dates will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

What happens if multiple shareholders share an address?

     Applicable rules permit brokerage firms and the Company to send one Annual Report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one Annual Report and one proxy statement to multiple shareholders sharing the same address. If you wish to receive a separate proxy statement for the 2009 Annual Meeting or a 2008 Annual Report, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, or by calling us at 914-345-7400 and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

     We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

Who will pay the costs related to this proxy statement and the Annual Meeting?

     The solicitation of proxies is being made on behalf of the Company and we will bear the costs of the solicitation. We will be responsible for paying for all expenses to prepare, print and mail the proxy materials to shareholders. In accordance with the regulations of the Securities and Exchange Commission, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone or personal interviews.

When can you expect to receive a 2008 Annual Report?

     Our Annual Report for the year ended December 31, 2008 is being mailed or made available electronically to shareholders together with these proxy materials. Both the Annual Report and this proxy statement will be posted both at our corporate website (www.regeneron.com) and at the website identified in the Notice of Annual Meeting accompanying this proxy statement (https://materials.proxyvote.com/75886f) when they are distributed to shareholders. In addition, interested shareholders may obtain without charge a copy of our Annual Report on Form 10-K (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2008, required to be filed with the Securities and Exchange Commission, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 345-7400.

In the future, how can you receive the Company’s proxy materials and annual report electronically instead of receiving these materials through the mail?

     Instead of receiving copies of future Company proxy statements and annual reports in the mail, shareholders may elect to receive an e-mail with a link to these documents on the Internet. Receiving these documents online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.

     If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company’s 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

REGENERON PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591-6707
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 11, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12880-#1640	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
REGENERON PHARMACEUTICALS, INC.			For	Withhold	For All
			All	All	Except
The Board of Directors recommends a vote FOR the election of all Director Nominees named below and FOR Proposal 2.			☐	☐	☐

Vote on Directors
1.	Election of Directors
Nominees:
	01)	Charles A. Baker
	02)	Michael S. Brown, M.D.
	03)	Arthur F. Ryan
	04)	George L. Sing
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain
Vote on Proposal

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

In their discretion, the named proxies may vote on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. IF YOU SIGN AND RETURN YOUR PROXY CARD IN A TIMELY MANNER, BUT DO NOT INDICATE HOW THESE SHARES ARE TO BE VOTED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE AND FOR PROPOSAL 2. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY

Note: Please sign exactly as your name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

REGENERON PHARMACEUTICALS, INC.

June 12, 2009

IMPORTANT

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned a proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 12, 2009: The Notice and Proxy Statement and Annual Report to Shareholders are available at https://materials.proxyvote.com/75886f.

The Annual Meeting will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and will begin at 10:30 a.m. (Eastern Time). Directions to this location are available on our website at www.regeneron.com on the "Investor Relations" page.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach and mail in the envelope provided. ê
M12881-#1640

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

REGENERON PHARMACEUTICALS, INC.

The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski, and each of them individually, as lawful proxies, with full power of substitution, and hereby authorizes them, and each of them individually, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock and Class A Stock of Regeneron Pharmaceuticals, Inc. which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company to be held on June 12, 2009 or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

(Continued, and to be marked, dated, and signed on the reverse side)